      As filed with the Securities and Exchange Commission on March 9, 2001

                                                      Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                                 NEXTCARD, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                                   68-0384-606
        (State or other jurisdiction                       (I.R.S. Employer
     of incorporation or organization)                   Identification No.)

         595 Market Street, Suite 1800, San Francisco, California 94105
               (Address of Principal Executive Offices) (Zip Code)

                                 1997 Stock Plan
                        1999 Employee Stock Purchase Plan
                            (Full title of the plans)

                  Robert Linderman, General Counsel & Secretary
                                 NextCard, Inc.
                          595 Market Street, Suite 1800
                         San Francisco, California 94105
                                 (415) 836-9700
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

=========================================================================================
                                                         Proposed
                          Amount to be   Proposed        Maximum          Amount of
Title of Securities       Registered     Maximum         Aggregate        Registration
to be Registered          (1)(2)         Offering Price  Offering Price   Fee
------------------------- -------------- --------------- ---------------- ---------------
Common Stock
par value $.001
per share                 2,550,000(3)   $9.9375(4)      $25,340,625(3)   $6,335
-----------------------------------------------------------------------------------------
Total                     2,550,000                      $25,340,625(3)   $6,335
=========================================================================================

(1) The contents of (A) the Registrant's Registration Statement on Form S-8 (Registration Number 333-80365), whereunder Registrant registered 13,524,147 shares attributable to Registrant's 1997 Stock Plan and 100,000 shares attributable to Registrant's Employee Stock Purchase Plan, and (B) the Registrant's Registration Statement on Form S-8 (Registration Number 333-40956), whereunder Registrant registered 3,050,000 shares attributable to Registrant's 1997 Stock Plan are hereby incorporated by reference.

(2) This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 1997 Stock Plan and the 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration.

(3) Additional shares authorized for issuance under the 1997 Stock Plan by the stockholders of NextCard, Inc. on May 26, 2000.

(4) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), on the basis of the last sale price of NextCard's common stock as reported on the Nasdaq National Market on March 8, 2000.

                                  STATEMENT OF
                           INCORPORATION BY REFERENCE


In accordance with General Instruction E to Form S-8, the contents of NextCard, Inc.'s Registration Statement on Form S-8 (Registration Number 333-80365), as previously filed with the Securities and Exchange Commission on June 10, 1999, and Registration Statement on Form S-8 (Registration Number 333-40956), as previously filed with the Securities and Exchange Commission on July 7, 2000, and including all documents incorporated by reference therein, is hereby incorporated by reference herein and made a part hereof.


Item 8.  Exhibits.

Exhibit
Number         Description of Document
-------        -----------------------
5              Opinion of Robert Linderman, Esq., General Counsel & Secretary of
               NextCard, Inc.

23.1           Consent of Ernst & Young LLP.

23.2           Consent of Robert Linderman, Esq., General Counsel & Secretary of
               NextCard, Inc. (included in Exhibit 5.1).

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act, NextCard certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 8, 2001.


                                    NEXTCARD, INC.


                                    By  /s/ JOHN V. HASHMAN
                                       -----------------------------------------
                                            John V. Hashman
                                            Chief Executive Officer

                   Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                                    Title                             Date
     ---------                                    -----                             ----
     /s/ JEREMY R. LENT             Chairman of the Board, Chief               March 8, 2001
     -------------------------      Strategy Officer and Director
     Jeremy R. Lent


     /s/ JOHN V. HASHMAN            Chief Executive Officer and Director       March 8, 2001
     -------------------------      (Principal Executive Officer)
     John V. Hashman


     /s/ BRUCE G. RIGIONE           Chief Financial Officer and                March 8, 2001
     -------------------------      Director (Principal Financial and
     Bruce G. Rigione               Accounting Officer)


     JACK ANTONINI*                 Director                                   March 8, 2001
     -------------------------
     Jack Antonini


     /s/ JEFFREY D. BRODY           Director                                   March 8, 2001
     -------------------------
     Jeffrey D. Brody


     /s/ DANIEL R. EITINGON         Director                                   March 8, 2001
     -------------------------
     Daniel R. Eitingon


     /s/ SAFI U. QURESHEY           Director                                   March 8, 2001
     -------------------------
     Safi U. Qureshey


     *  By John V. Hashman, Attorney in Fact

Exhibit
Number         Description
-------        -----------
5              Opinion of Robert Linderman, Esq., General Counsel & Secretary of
               NextCard, Inc.

23.1           Consent of Ernst & Young LLP.

23.2           Consent of Robert Linderman, Esq., General Counsel & Secretary of
               NextCard, Inc. (included in Exhibit 5.1).